Exhibit 10.1

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2012

Employee:		Supervisor:
Title:		Target Level (% of salary):
Plan Year:	8/1/11 - 7/31/12

Congratulations! Analogic Corporation (the “Company”) has selected you to participate in its Annual Incentive Plan (the “Plan”) for Fiscal Year 2012. A summary of the terms of the Plan, as it applies to you, is shown below*:

1.	Eligibility to Earn an Award

You will be eligible to earn an award under the Plan if all of the following conditions apply:

(a)	Analogic achieves at least 80.7% of its Non-GAAP Earnings per Share (EPS) budget for fiscal year 2012;

(b)	you are an employee of the Company on the date of the payment of the award,** or your employment is terminated involuntarily on or after February 1, 2012 and you are eligible for Severance Benefits.

2.	Performance Factors (see attachment)

The Target Level for your award is listed above. Your actual award may be greater or less than the Target Level, depending on the Company’s performance for the Plan year. If you are eligible to receive an award, your final award amount will be determined based upon the following performance factors:

(a)	Analogic Non-GAAP EPS - 60% of your award shall be determined by Analogic’s year-end results for Non-GAAP EPS relative to budget for fiscal year 2012.

(b)	Analogic Revenue - 30% of your award shall be determined by Analogic’s year-end results for Revenue relative to budget for fiscal year 2012.

(c)	Analogic Non-GAAP Return on Invested Capital (ROIC) - 10% of your award shall be determined by Analogic’s year-end results for Non-GAAP ROIC relative to budget for fiscal year 2012.

3.	Determining Your Award

(a)	Your award will be equal to your Target Level multiplied by your Eligible Base Earnings, adjusted for the actual performance measures relative to budget attained for 2012. “Eligible Base Earnings” means total base salary payments (including vacation, sick, and holiday pay) made through Company payroll for the Plan year. Payments made to employees during approved medical leaves of absence are excluded.

(b)	Actual awards will range from 0 to two (2) times the Target Level for the performance factors. For General Managers and Corporate VP’s and higher, amounts in excess of the Target Level will be paid 50% in cash and 50% in stock.

(c)	If you are not eligible for an award for the entire 2012 fiscal year or if your Target Level changes during the Plan year, your award will be prorated based on the number of months that you were eligible to receive the award.

This document is not an employment agreement, and terms of employment are unaffected because of this document. The Company reserves the right to adjust awards up or down in its discretion based on exceptional circumstances. If Analogic Non-GAAP EPS is less than 80.7% of budget, no awards will be earned under this Plan.

*	For more information concerning the Plan, please contact the Human Resources Department.
**	Because payment of an award under the Plan is determined in part upon the Company’s performance during the 2012 Fiscal Year, the payment date of any award will be after the completion of fiscal year 2012, as determined in the sole discretion of the Company’s Compensation Committee.

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2012

Target Level (% of Salary):		Annual Salary as of 11/21/2012:

Target Bonus as of 11/21/2012:

Performance Factors

Analogic Non-GAAP EPS:	60% of award	Target Amount as of 11/21/2012:

Analogic Revenue:	30% of award	Target Amount as of 11/21/2012:

Analogic Non-GAAP ROIC:	10% of award	Target Amount as of 11/21/2012:

If you are eligible to receive an award under the Plan, the following charts describe how the amount of your award will be determined based upon the Company’s financial performance.

a.	Analogic Non-GAAP Earnings per Share vs. Fiscal Year 2012 Budget

% of Budget	< 80.7% of Budget	80.7% of Budget	100% of Budget	≥ 124.1% of Budget

% of Target	0%	25%	100%	200%

Award Amount

Revenue vs. Fiscal Year 2012 Budget

% of Budget	< 95% of Budget	95% of Budget	100% of Budget	≥ 108% of Budget

% of Target	0%	25%	100%	200%

Award Amount

Non-GAAP ROIC vs. Fiscal Year 2012 Budget

% of Budget	< 83.3% of Budget	83.3% of Budget	100% of Budget	≥ 116.7% of Budget

% of Target	0%	25%	100%	200%

Award Amount

•	Amounts earned in excess of the year-end Target Bonus will be paid 50% in cash and 50% in stock.

•	Intermediate results on above financial measures will be interpolated.

•

Your target bonus, and all variations thereof, are based on a full fiscal year in your current position and will be prorated to reflect the actual amount of time you are in your current role during fiscal 2012. See Section 3(c) of this document.

•	If Analogic Non-GAAP EPS is <80.7% of budget, no awards will be earned under the plan